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                                                                    Exhibit 23.3


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-45823 of Stanadyne Automotive Corp. on Form S-4 of our report dated March 6, 1998 relating to the financial statements as of December 31, 1997 and for the 344 day period ended December 10, 1997 ("Predecessor") and the 21 day period ended December 31, 1997 ("Company") appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche LLP
Hartford, Connecticut
May 1, 1998